Exhibit J
                                                                 EXECUTION COPY


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT (this "AGREEMENT"), dated as of June 9, 2002, by and among EarthLink, Inc., a Delaware corporation ("PARENT"), EL Sub, Inc., a Delaware corporation ("PURCHASER") and a wholly owned subsidiary of Parent, and the individual listed on the Signature Page hereto (the "STOCKHOLDER").

         WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $0.0001 per share ("COMPANY COMMON STOCK"), of PeoplePC Inc., a Delaware corporation (the "COMPANY"), set forth on the Signature Page hereto;

         WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Offer Agreement, dated as of the date hereof (the "OFFER AGREEMENT"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Offer Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "OFFER") by Purchaser for all of the outstanding shares of Company Common Stock and for the subsequent merger (the "MERGER") of Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Offer Agreement; and

         WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Offer Agreement, and in order to induce Parent and Purchaser to enter into the Offer Agreement, the Stockholder has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Offer Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Representations and Warranties of the Stockholder. The Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein.

         SECTION 2. Purchase and Sale of the Shares. (a) The Stockholder hereby agrees that he shall tender his Shares (as defined in Section 2(b)) into the Offer, and that the Stockholder shall not withdraw any

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Shares so tendered unless (i) the Offer is terminated or has expired or (ii)
this Agreement is terminated pursuant to Section 6 hereof; PROVIDED, HOWEVER, that nothing in this Agreement shall require Stockholder to tender shares of Company Common Stock into the Offer to the extent that such tender would cause the Stockholder to incur liability under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to the Offer Price; PROVIDED, HOWEVER, that Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Offer Agreement and Annex A thereto.

         (b) "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire such securities) beneficially owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all shares of Company Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Effective Time. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "SHARES" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

         SECTION 3. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, the Stockholder shall not: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; or (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares. Notwithstanding the foregoing, the Stockholder may transfer his Shares so long as each person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (a) executed a counterpart to this Agreement and (b) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

         SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

         (a) Subject to Section 6 hereof, the Stockholder hereby irrevocably grants to, and appoints, Parent and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of the Stockholder, to vote his Shares, or grant a consent or approval in respect of his Shares, in connection with any meeting of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Proposal. This Agreement is intended to bind the

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Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

         (b) The Stockholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

         (c) Subject to Section 6 hereof, the Stockholder hereby affirms that the proxy set forth in this Section 4 is irrevocable and is given in connection with the execution of the Offer Agreement, and that such irrevocable proxy is given to secure the performances of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 6 hereof, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

         SECTION 5. Further Assurances. The Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 4 hereof.

         SECTION 6. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, including the proxy delivered herein, shall terminate immediately upon the earlier of (i) the termination of the Offer Agreement in accordance with its terms or (ii) the Effective Time; PROVIDED, HOWEVER, that Sections 7 and 9 shall survive any termination of this Agreement.

         SECTION 7. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

         SECTION 8. Public Announcements. Each of the Stockholder, Parent and Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

         SECTION 9. Miscellaneous.

         (a) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being

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enforced, the parties hereto shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

         (b) Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED THAT, except as specifically provided herein, no party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         (c) Amendments and Modification. Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, and in the case of a waiver, by the party against whom the waiver is to be effective.

         (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity without the necessity of proving the inadequacy of money damages as a remedy.

         (e) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

         If to Parent or Purchaser:  Earthlink. Inc.
                                     1375 Peachtree Street
                                     Atlanta, Georgia 30307
                                     Attention: Sam DeSimone, General Counsel
                                     Facsimile No.: (404) 287-4905

         With a copy to:             Hunton & Williams
                                     Bank of America Plaza, Suite 1400
                                     600 Peachtree Street
                                     Atlanta, Georgia 30308
                                     Attention: Tinley Anderson
                                     Facsimile No.: (404) 888-4190

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         If to the Stockholder: To the address for notice set forth on the signature page hereof.

         With copies to:  Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          650 Page Mill Road
                          Palo Alto, California 94304
                          Attention:  Mark Bertelsen, Esq.
                          Facsimile No.: (650) 493-6811

                          and

                          Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          One Market
                          Spear Tower, Suite 3300
                          San Francisco, California 94105
                          Attention: Steve L. Camahort, Esq.
                          Facsimile No.: (415) 947-2099

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         (g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         (h) Effect of Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

         (i) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (j) Action in Stockholder Capacity Only. The Stockholder makes no agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any action taken in any other capacity as an officer or director of the Company.

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         (k) No Exercise of Options, Warrants or Other Rights. Notwithstanding
any provision of this Agreement to the contrary, nothing in this Agreement shall require the Stockholder to exercise or convert Shares that do not constitute outstanding shares of Company Common Stock.



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         The foregoing Agreement is hereby executed as of the date first above written.

                                        "PARENT"

                                        EARTHLINK, INC.,
                                        a Delaware corporation


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        "MERGER SUB"

                                        EL SUB, INC.,
                                        a Delaware corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

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                                        "STOCKHOLDER"


                                        Signed: SOFTBANK CAPITAL PARTNERS LP

                                           By: SOFTBANK CAPITAL PARTNERS LLC,
                                               its General Partner


                                           Signed:
                                                   ----------------------------
                                                   Name:
                                                   Address:

                                        SHARES BENEFICIALLY OWNED:

                                        ____________ shares of Company Common
                                        Stock

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of
                                        options

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of
                                        warrants




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


                                        "STOCKHOLDER"


                                        Signed: SOFTBANK CAPITAL LP

                                           By: SOFTBANK CAPITAL PARTNERS LLC,
                                               its General Partner


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Address:



                                        SHARES BENEFICIALLY OWNED:

                                        ____________ shares of Company Common
                                        Stock

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of options

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of warrants





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


                                        "STOCKHOLDER"


                                        Signed: SOFTBANK CAPITAL ADVISORS FUND
                                                LP

                                          By: SOFTBANK CAPITAL PARTNERS LLC,
                                              its General Partner


                                        Signed:
                                                --------------------------------
                                                Name:
                                                Address:

                                        SHARES BENEFICIALLY OWNED:

                                        ____________ shares of Company Common
                                        Stock

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of options

                                        ____________ shares of Company Common
                                        Stock issuable upon exercise of warrants



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